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                                   EXHIBIT 11
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                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                                           (MILLIONS EXCEPT SHARE AMOUNTS)
                                              YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                            1993         1992         1991
                                         -----------  -----------  -----------
COMPUTATION FOR STATEMENTS OF INCOME
 (LOSS)
 Primary Earnings Per Share (average
  shares outstanding):
  Income (loss) from continuing
   operations........................... $       451  $      (683) $      (692)
  Income (loss) from discontinued
   operations, net of income tax........          --           71          (40)
                                         -----------  -----------  -----------
  Income (loss) before extraordinary
   loss.................................         451         (612)        (732)
  Extraordinary loss, net of income
   tax..................................         (25)         (12)          --
                                         -----------  -----------  -----------
  Income (loss) before cumulative
   effect of changes in accounting
   principles...........................         426         (624)        (732)
  Cumulative effect of changes in
   accounting principles, net of income
   tax..................................          --         (699)          --
                                         -----------  -----------  -----------
  Net income (loss).....................         426       (1,323)        (732)
  Preferred stock dividends.............          14           16           16
                                         -----------  -----------  -----------
  Net income (loss) to common stock..... $       412  $    (1,339) $      (748)
                                         ===========  ===========  ===========
  Average shares of common stock
   outstanding(a),(b)................... 168,772,852  144,110,151  122,777,910
                                         ===========  ===========  ===========
  Earnings (loss) per average share of
   common stock:
    Continuing operations............... $      2.59  $     (4.85) $     (5.77)
    Discontinued operations.............          --          .50         (.32)
    Extraordinary loss..................        (.15)        (.08)          --
    Cumulative effect of changes in
     accounting principles..............          --        (4.86)          --
                                         -----------  -----------  -----------
                                         $      2.44  $     (9.29) $     (6.09)
                                         ===========  ===========  ===========
ADDITIONAL COMPUTATIONS(C)
 Net income (loss) to common stock, per
  above................................. $       412  $    (1,339) $      (748)
                                         ===========  ===========  ===========
 Primary Earnings Per Share (including
  common stock equivalents):
  Average shares of common stock
   outstanding(a),(b)................... 168,772,852  144,110,151  122,777,910
  Incremental common shares applicable
   to common stock options based on the
   common stock daily average market
   price during the year................      38,171           --           --
                                         -----------  -----------  -----------
  Average common shares, as adjusted.... 168,811,023  144,110,151  122,777,910
                                         ===========  ===========  ===========
  Earnings (loss) per average share of
   common stock (including common
   stock equivalents):
    Continuing operations............... $      2.59  $     (4.85) $     (5.77)
    Discontinued operations.............          --          .50         (.32)
    Extraordinary loss..................        (.15)        (.08)          --
    Cumulative effect of changes in
     accounting principles..............          --        (4.86)          --
                                         -----------  -----------  -----------
                                         $      2.44  $     (9.29) $     (6.09)
                                         ===========  ===========  ===========
 Fully Diluted Earnings Per Share:
  Average shares of common stock
   outstanding(a),(b)................... 168,772,852  144,110,151  122,777,910
  Incremental common shares applicable
   to common stock options based on the
   more dilutive of the common stock
   ending or average market price
   during the year......................     106,901           --           --
  Average common shares issuable
   assuming conversion of Tenneco Inc.
   10% loan stock.......................      42,663       43,467       70,403
                                         -----------  -----------  -----------
  Average common shares assuming full
   dilution............................. 168,922,416  144,153,618  122,848,313
                                         ===========  ===========  ===========
  Fully diluted earnings (loss) per
   average share, assuming conversion
   of all applicable securities:
    Continuing operations............... $      2.59  $     (4.85) $     (5.77)
    Discontinued operations.............          --          .50         (.32)
    Extraordinary loss..................        (.15)        (.08)          --
    Cumulative effect of changes in
     accounting principles..............          --        (4.86)          --
                                         -----------  -----------  -----------
                                         $      2.44  $     (9.29) $     (6.09)
                                         ===========  ===========  ===========

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Notes:(a) In 1992, 12,000,000 shares of common stock were issued to the Stock
          Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. At December 31, 1993, the SECT had utilized 2,479,425 of these shares.
      (b) Series A preferred stock is converted into common stock under the Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into 17,870,350 shares of common stock. The shares were outstanding for only eight days in 1991. Because of the averaging technique only 391,679 of these average shares were included in the total average shares of common stock outstanding for 1991.
      (c) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.